Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated June 14, 2002, for the fiscal year ended March 31, 2002, that is contained in the Annual Report on Form 10-K of Intermix Media, Inc. for the year ended March 31, 2004.

/s/ Merdinger, Fruchter, Rosen & Company, LLP

MERDINGER, FRUCHTER, ROSEN & COMPANY, LLP

Certified Public Accountants

New York, New York

September 8, 2004